Exhibit 4.5.1

CONFORMED COPY

Dated 11th October, 2002

REUTERS GROUP PLC

as Issuer

CITIBANK, N.A.

as Issue Agent and Principal Paying Agent

- and -

DEXIA BANQUE INTERNATIONALE A LUXEMBOURG S.A.

as Paying Agent

NOTE AGENCY AGREEMENT
(amended and restated)
relating to a £1,500,000,000
Euro-commercial paper programme

ALLEN & OVERY
London

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THIS AGREEMENT is made on 11th October, 2002

BETWEEN:

(1)	REUTERS GROUP PLC in its capacity as issuer (the “Issuer”);

(2)	CITIBANK, N.A. at 5 Carmelite Street, London EC4Y 0PA in its capacity as issue agent, (the “Issue Agent”) and its capacity as principal paying agent, (the “Principal Paying Agent”); and

(3)	DEXIA BANQUE INTERNATIONALE A LUXEMBOURG S.A. at 69, route d'Esch, L-2953 Luxembourg in its capacity as paying agent (together with the Principal Paying Agent, the “Paying Agents”).

WHEREAS:

(A)	Pursuant to, and subject to the terms and conditions of, an amended and restated dealer agreement dated 11th October, 2002 between the Issuer, the Arranger referred to therein and the dealers from time to time party thereto (together, the “Dealers” and each, a “Dealer”) (such agreement as amended or supplemented from time to time herein being referred to as the “Dealer Agreement”) the Issuer may from time to time issue Notes (as defined below).

(B)	The Issuer entered into a Note Agency Agreement (the “Original Agency Agreement”) dated 31st March 1998 made between the Issuer and the Paying Agents named therein in respect of a £1,500,000,000 Euro-commercial paper programme (the “Programme”) of the Issuer.

(C)	This Agreement amends and restates the Original Agency Agreement. Any Notes issued under the Programme on or after the date hereof shall have the benefit of this Agreement. This does not affect any Notes issued under the Programme prior to the date of this Agreement.

(D)	The parties hereto wish to record the arrangements agreed between them in relation to the Notes to be issued pursuant to this Agreement.

IT IS AGREED as follows:

1.      INTERPRETATION

1.1	In this Agreement:

“Business Day”, except to the extent that the context requires otherwise, means a day (other than a Saturday or Sunday):

(a)	on which commercial banks and foreign exchange markets settle payments and are open for business in London and (if applicable), if a payment is to be made on that day under this Agreement or any of the Notes, in the place of payment;

(b)	on which the relevant Clearing System(s) are in operation; and

(c)	which is (in the case of euro Notes) a TARGET Business Day, or (in the case of Notes denominated in any other currency), a day upon which commercial banks and foreign exchange markets settle payments and are open for business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of that currency;

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“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Clearing System” means Euroclear, Clearstream and any other agreed clearing system;

“Common Depositary” means Citibank, N.A. acting as a depositary common to Euroclear and Clearstream or as the depositary to any other Clearing System at such offices in London as shall be notified by it to the Issue Agent from time to time;

“Euroclear” means Euroclear Bank S.A./N.V. as operator of the Euroclear system;

“Maximum Amount” means £1,500,000,000 or the equivalent amount denominated in any currency other than Sterling, as may be increased from time to time pursuant to the Dealer Agreement; and

“TARGET Business Day” means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (the “TARGET System”), or any successor thereto, is open.

1.2	Terms defined in the Dealer Agreement shall have the same meanings herein.

1.3	References in this Agreement to the principal amount of any Note shall be deemed to include any additional amounts which may become payable in respect thereof pursuant to the terms of such Note.

1.4	Any reference in this Agreement to a Clause or a Schedule is, unless otherwise stated, to a clause hereof or a schedule hereto.

1.5	Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.      APPOINTMENTS

2.1	The Issuer hereby appoints Citibank, N.A. at its specified office in London as Issue Agent for the Notes.

2.2	The Issuer hereby appoints Citibank, N.A. at its specified office in London as Principal Paying Agent and Dexia Banque Internationale à Luxembourg S.A. at its specified office in Luxembourg as paying agent for the Notes.

2.3	The Principal Paying Agent will, if requested, act as calculation agent for Index Linked Notes, as contemplated in the Dealer Agreement.

2.4	The Paying Agents and the Issue Agent are hereinafter together referred to as the “Agents”. Any reference herein to an “Agent” or its “specified office” shall be deemed to include such other agent or office of the Agent (as the case may be) as may be appointed or specified from time to time hereunder.

2.5	The obligations of the Agents are several and not joint.

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3.      ISSUE OF NOTES

3.1	Each Note issued hereunder shall be substantially in the relevant form scheduled hereto or, as the case may be, such other form as may be agreed between the Issuer and the Issue Agent from time to time and shall be duly executed either manually or in facsimile on behalf of the Issuer and authenticated by an authorised signatory or signatories of the Issue Agent. The Issuer shall procure that a sufficient quantity of executed but unauthenticated blank Notes is at all times available to the Issue Agent for the purpose of issue under this Agreement.

3.2	The Issuer shall give to the Issue Agent by fax or telex or by any other electronic confirmation system as agreed by the parties from time to time (which may include any Citibank software system) details of any Notes to be issued by it under this Agreement and all such other information as the Issue Agent may require for it to carry out its functions as contemplated by this clause, by not later than:

(a)	12.30 p.m. (London time) on the proposed issue date (in the case of Sterling Notes); or

(b)	11.00 a.m. (London time) on the proposed issue date (in the case of euro denominated Notes or US dollar denominated Notes); or

(c)	in any other case, 3.00 p.m. (London time) two Business Days prior to the proposed issue date,

(or such later time or date as may be agreed between the Issuer and the Issue Agent) in respect thereof and the Issue Agent shall thereupon be authorised to complete Notes of the appropriate aggregate principal or nominal amount and/or (as the case may be) a Global Note by inserting in the appropriate place on the face of each Note inter alia the dates on which such Note shall be issued and shall mature and otherwise completing the same. For the purposes of this Clause 3.2, the Issue Agent may, if it considers it appropriate in the circumstances, treat a telephone communication from a person whom such Agent reasonably believes to have been duly authorised by the Issuer as sufficient instructions and authority from the Issuer to act in accordance with the provisions of this Clause 3.2, and the Issuer shall confirm such communication in writing no later than the relevant time referred to above.

3.3	If any such Notes as are mentioned in Clause 3.2 are not to be issued on any issue date, the Issuer shall immediately notify the Issue Agent. Upon receipt of such notice the Issue Agent shall not thereafter issue or release the relevant Notes, but shall cancel and destroy them.

3.4	The Issue Agent shall, upon notification by fax or telex or by any other electronic confirmation system as agreed by the parties from time to time (which may include any Citibank software system) from the Dealer who has arranged to purchase Notes from the Issuer, such notification to be received in sufficient time to enable delivery to be made as contemplated herein and in any event no later than:

(a)	12.30 p.m. (London time) on the proposed issue date (in the case of Sterling Notes); or

(b)	11.00 a.m. (London time) on the proposed issue date (in the case of a Global Note denominated in euro or US dollars); or

(c)	in any other case, 3.00 p.m. (London time) two Business Days prior to the proposed issue date,

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or such later time or date as may be agreed between the Issue Agent and the relevant Dealer, that payment by it to the Issuer of the purchase price of any Note has been or will be duly made against delivery of such Notes and (if applicable) of details of the securities account hereinafter referred to:

(i)	if such Note is a Sterling Definitive Note, make the same available on its issue date for collection at its specified office in London; or

(ii)	if such Note is a Global Note denominated in euro, Sterling or US dollars, deliver such Note on its issue date to the Common Depositary; or

(iii)	if such Note is a Global Note denominated in any currency other than euro, Sterling or US dollars, deliver such Note on the business day immediately preceding its issue date to the Common Depositary.

3.5	The Issue Agent shall (if applicable) give instructions to the relevant Clearing System(s) to credit the Notes to the Issue Agent’s distribution account. Each Note credited to the Issue Agent'’s distribution account with a relevant Clearing System following the delivery of the Notes in accordance with Clause 3.4 above shall be held to the order of the Issuer pending delivery to the relevant Dealer on a delivery against payment basis in accordance with the normal procedures of the relevant Clearing System. The Issue Agent shall on the issue date and against receipt of funds from the relevant Dealer transfer the proceeds of issue to the Issuer to the relevant account notified in accordance with Clause 3.2 above.

3.6	If on the issue date the relevant Dealer does not pay the subscription price due from it in respect of any Note (the “Defaulted Note”) and as a result the Defaulted Note remains in the Issue Agent’s distribution account with the relevant Clearing System after the issue date (rather than being credited to the Dealer’s Account against payment), the Issue Agent will continue to hold the Defaulted Note to the order of the Issuer.

3.7	If the Issue Agent pays an amount (the “Advance”) to the Issuer on the basis that a payment (the “Payment”) has been, or will be, received from the relevant Dealer and if the Payment has not been or is not received by the Issue Agent on the date the Issue Agent pays the Issuer, the Issue Agent shall promptly inform the relevant Dealer and request that Dealer to make good the Payment, failing which the Issuer shall, upon being requested to do so, repay to the Issue Agent the Advance and pay interest (on the basis of the aggregate of one per cent. per annum and the cost of funding) on the Advance until the earlier of repayment in full of the Advance and receipt in full by the Issue Agent of the Payment.

3.8	As soon as practicable after the date of issue of any Notes, the Issue Agent shall deliver to the Issuer and the Principal Paying Agent (who shall thereupon give details to the other Paying Agents) particulars of: (a) the number and aggregate principal amount of the Notes completed, authenticated and delivered by it, or made available by it for collection, on such date; (b) the issue date and the maturity date of such Notes; and (c) the series and serial numbers of all such Notes.

3.9	The Issuer hereby authorises and instructs the Issue Agent to make all necessary notifications with any relevant central bank or regulatory authority.

3.10	The Issuer hereby authorises and instructs the Issue Agent to complete, authenticate and deliver on its behalf Definitive Notes in accordance with the terms of any Global Note presented to the Issue Agent for exchange in whole (but not in part) only.

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3.11	The Issuer will give at least 10 days prior written notice to the Issue Agent of a change in the Maximum Amount of Notes which may be issued under the Dealer Agreement.

3.12	The Issuer will promptly notify the Issue Agent of the appointment, resignation or termination of the appointment of any Dealer.

4.      PAYMENT

4.1	The Issuer undertakes in respect of each Note issued by it to pay, in the currency in which such Note is denominated, on the maturity date or any relevant interest payment date of each Note, an amount sufficient to pay the full amount payable on such date by way of principal, interest or otherwise in respect thereof:

(a)	in the case of Sterling Notes, by transfer of same day value Sterling funds to such account of the Principal Paying Agent at such bank in London as the Principal Paying Agent may from time to time designate for the purpose;

(b)	in the case of Dollar Notes, by transfer of same day value Dollar funds to such account of the Principal Paying Agent at such bank in New York City as the Principal Paying Agent may from time to time designate for the purpose;

(c)	in the case of euro Notes, by transfer of same day value euro funds settled through the TARGET system to such account of the Principal Paying Agent as the Principal Paying Agent may from time to time designate for the purpose; and

(d)	in the case of Notes denominated in any other currency, by transfer of immediately available and freely transferable funds in such other currency to such account of the Principal Paying Agent at such bank in the principal financial centre for such other currency as the Principal Paying Agent may from time to time designate for the purpose.

4.2	The Issuer shall, prior to 12 noon (London time) on the second Business Day immediately preceding the maturity date or any relevant interest payment date of any Note issued by it (or such later time or date as may subsequently be agreed between the Issuer and the Principal Paying Agent), send to the Principal Paying Agent irrevocable confirmation that payment will be made and the details of the bank through which the Issuer is to make the payment due pursuant to this Clause.

4.3	The Issuer hereby authorises and directs the Paying Agents from funds so paid to the Principal Paying Agent to make payment of all amounts due on the Notes as set forth herein and in the Notes and authorises the Principal Paying Agent on demand to reimburse the claims of the other Paying Agents for amounts paid by them.

4.4	The Principal Paying Agent will forthwith notify the other Paying Agents and the Issuer by telex if it has not by 12 noon (London time) on the relevant Business Day received the confirmation and details referred to in Clause 4.2, and in such event no Paying Agent shall be bound to make payment in respect of the Notes as aforesaid. In the absence of such notification by the Principal Paying Agent as provided above, the Paying Agents shall be entitled:

(a)	to pay maturing Notes due on their maturity and/or relevant interest payment date in accordance with their terms; and

(b)	(if applicable) to claim any amounts so paid by it from the Principal Paying Agent.

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4.5	If the Principal Paying Agent has not received on the maturity date or any relevant interest payment date of any Notes the full amount payable in respect thereof on such date and confirmation satisfactory to itself that such payment has been received, no Paying Agent shall be required to make payment of any amount due on any Note. Nevertheless, subject to the foregoing, if the Principal Paying Agent is satisfied that it will receive such full amount later, it shall be entitled to pay maturing Notes due in accordance with their terms. In addition, it shall forthwith so notify the other Paying Agents, who will as paying agents of the Issuer pay on behalf of the Issuer on and after each due date for payment the amount due to be paid on surrender of the Notes in accordance with their terms.

4.6	If a Paying Agent makes such payment on behalf of the Issuer under Clause 4.5, the Issuer shall be liable on demand by the Paying Agent to pay to the Paying Agent the amount so paid out, together with interest thereon at such a rate as the Paying Agent may certify as the aggregate of one per cent. per annum and the cost of funding any such payment made by it (as determined by the Paying Agent).

4.7	If at any time a Paying Agent makes a partial payment in respect of any Note presented to it, it shall procure that a statement indicating the date and amount of such payment is written or stamped on the face of such Note.

4.8	The Principal Paying Agent shall promptly reimburse the other Paying Agents for payments in respect of the Notes properly made by any of them in accordance with this Agreement and the Notes.

5.      CANCELLATION, DESTRUCTION RECORDS AND CUSTODY

5.1	All Notes which mature and are paid in full shall be cancelled forthwith by the Paying Agent through which they are paid. Each Paying Agent shall as soon as practicable give all relevant details and forward the cancelled Notes to the Principal Paying Agent. The Principal Paying Agent shall, unless the Issuer otherwise directs, destroy the cancelled Notes and, as soon as reasonably practicable after each maturity date, furnish the Issuer with particulars of the aggregate principal amount of the Notes maturing on such maturity date which have been destroyed since the last certification so furnished and the series and serial numbers of all such Notes.

5.2	The Principal Paying Agent shall keep and make available at all reasonable times to the Issuer a full and complete record of all Notes and of their issue, payment, cancellation and destruction and, in the case of Global Notes, their exchange for Definitive Notes.

5.3	The Issue Agent shall maintain in safe custody all forms of Notes delivered to and held by it hereunder and shall ensure that the same are only completed, authenticated and delivered or made available in accordance with the terms hereof.

5.4	The Issuer may from time to time with the approval, where appropriate, of the Issue Agent make arrangements as to the replacement of Notes which shall have been lost, stolen, mutilated, defaced or destroyed, including (without limitation) arrangements as to evidence of title, costs, delivery and indemnity.

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5.5	The Principal Paying Agent shall make available for inspection during its office hours at its specified office copies of this Agreement and the Deed of Covenant.

6.      FEES AND EXPENSES

6.1	The Issuer undertakes to pay such fees and expenses in respect of the Agents’ services under this Agreement as are set out in a letter of even date herewith from the Principal Paying Agent to, and countersigned by, the Issuer at the time and in accordance with the manner stated therein.

6.2	The Issuer undertakes to pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) except those arising solely as a result of the Agent’s default to which this Agreement or the issue of any Notes may be subject.

6.3	The Issuer undertakes to pay on demand all reasonable out-of-pocket expenses (including legal, advertising, telex and postage expenses) properly incurred by any of the Agents in connection with their services under this Agreement.

7.      INDEMNITY

7.1	The Issuer undertakes to indemnify and hold harmless each of the Agents on demand by such Agent against any losses, liabilities, costs, expenses, claims, actions or demands which such Agent may incur or which may be made against such Agent, as a result of or in connection with the appointment or the exercise of the powers, discretions, authorities and duties of such Agent under this Agreement except such as may result from its own negligence or bad faith or that of its officers, employees or agents. The indemnity contained in this Clause 7 shall survive the termination or the expiry of this Agreement.

7.2	Each Agent shall indemnify the Issuer against any losses, liabilities, costs, expenses, claims, actions or demands that the Issuer may incur or that may be made against it as a result of or in connection with such Agent’s negligence, bad faith or wilful default or that of its officers, employees or agents.

8.      AGENTS OF THE ISSUER

8.1	In acting hereunder and in connection with the Notes, the Agents shall act solely as bankers for and agents of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for any holders of Notes, save that all funds held by the Principal Paying Agent for payments in respect of the Notes shall be held in a separately designated account (but need not be segregated from other funds except as required by law) as set forth herein. The Principal Paying Agent shall not be under any liability for interest on any moneys at any time received by it pursuant to any of the provisions of this Agreement or of the Notes.

8.2	The Agents may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Issuer notwithstanding their appointments as Agents hereunder.

8.3	No Agent shall exercise any right of set-off or lien against the Issuer or any Noteholder in respect of any moneys payable to or by it under this Agreement.

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9.      GENERAL

9.1	Prior to the first issue of the Notes, the Issuer shall supply to the Issue Agent and the Principal Paying Agent copies of all condition precedent documents required to be delivered pursuant to the Dealer Agreement.

9.2	Each Agent shall be obliged to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against any Agent. No Agent shall be under any obligation to take any action hereunder which it expects will result in any expense or liability of the relevant Agent, the payment of which within a reasonable time is not, in its opinion, assured to it.

9.3	Except as ordered by a court of competent jurisdiction or as required by law, and notwithstanding any notice to the contrary, the Issuer and each of the Agents shall be entitled to treat the holder of any Note as the absolute owner thereof for all purposes and shall not be required to obtain any proof thereof or as to the identity of the bearer or holder.

9.4	Each of the Agents may consult with legal and other professional advisers selected in good faith and satisfactory to it and the Issuer and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and without negligence and in accordance with the opinion of such advisers.

9.5	Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in relation to any issue of Notes in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement, telex or other paper or document reasonably believed by it to be genuine and to have been passed or signed by the proper parties.

10.      CHANGES IN AGENTS

10.1	Any Agent may resign its appointment hereunder at any time by giving to the Issuer, and the Issuer may terminate the appointment of any Agent by giving to such Agent, at least 45 days’ written notice to that effect, provided that no such resignation or termination of the appointment of the Principal Paying Agent or the Issue Agent shall take effect until a successor has been appointed by the Issuer.

10.2	The Issuer agrees with each Agent that if, by the day falling 10 days before the expiry of any notice under Clause 10.1, the Issuer has not appointed a replacement Agent, then the relevant Agent shall be entitled, on behalf of the Issuer to appoint in its place any reputable financial institution of good standing and the Issuer shall not unreasonably object to such appointment.

11.      AGENTS AS HOLDERS OF NOTES

Any of the Agents and their respective officers and employees, in their individual or any other capacity, may become the owner of, or acquire any interest in, any Notes with the same rights that such Agent would have if it were not one of the Agents hereunder.

12.      NOTICES

12.1	All notices and other communications hereunder shall, save as otherwise provided in this Agreement, be made in writing and in English (by letter, telex or fax) and shall be sent to the intended recipient at the address, telex or fax number and marked for the attention of the person (if any) from time to time designated by that party to the other parties hereto for such purpose. The initial address, telex and fax number so designated by each party are set out on the signature page of this Agreement.

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12.2	Any communication from any party to any other under this Agreement shall be effective if sent by letter or fax, upon receipt by the addressee; and if sent by telex, upon receipt by the sender of the addressee’s answerback at the end of transmission; provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13.	GOVERNING LAW

This Agreement and the Notes shall be governed by, and construed in accordance with, English law.

Each party which is not resident within the jurisdiction of the English courts agrees that such courts are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) may be brought in such courts. These submissions are for the benefit of each of the other parties and shall not limit the right of any of them to take Proceedings against such non-resident parties in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

14.	MODIFICATION

This Agreement may be amended by further agreement among the parties hereto and without the consent of holders of the Notes except where such amendment would be materially prejudicial to the existing Noteholders.

15.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which when taken together shall constitute a single agreement.

16.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

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SCHEDULE 1

FORMS OF NOTES

Form of Multicurrency Global Note
(Interest Bearing/Discounted/Index-Linked)

REUTERS GROUP PLC
(incorporated with limited liability in England and Wales with company registered number 3296375)

THIS GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. NEITHER THIS GLOBAL NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS GLOBAL NOTE IS BEING OFFERED AND SOLD OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN RELIANCE UPON REGULATION S UNDER THE SECURITIES ACT. TERMS USED IN THIS PARAGRAPH HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S.

No.:	Series No.:

Issued in London on:	Maturity Date:

Specified Currency:	Denomination:

Principal Amount:[1] (words and figures if a Sterling Note)	Nominal Amount:[2] (words and figures if a Sterling Note)

Calculation Agent:[2] (Index-linked Notes)	Minimum Redemption Amount: [£100,000 (one hundred thousand pounds)]

Fixed Interest Rate:[3]	Margin:[4]

Calculation Agent:[4] (Floating Rate Notes)	Reference Banks:[4]

Interest Commencement Date:[5]	Interest Payment Dates:[6]

Reference Rate: LIBOR/EURIBO[7]

1	Complete for Notes other than Index-Linked Notes.
2	Complete for Index-Linked Notes only.
3	Complete for Fixed Rate Interest Bearing Notes only.
5	Complete for Interest Bearing Notes denominated in Australian dollars, New Zealand dollars, Hong Kong dollars or Japanese Yen only.
6	Complete for Interest Bearing Notes if interest is payable before Maturity Date.
7	Delete as appropriate. The Reference Rate should always be LIBOR unless the Note is denominated in euro and the Issuer and the relevant Dealer agree EURIBOR should be used instead.

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1.      For value received, Reuters Group PLC (the “Issuer”) promises to pay to the bearer of this Global Note on the above-mentioned Maturity Date:

(a)	the above Principal Amount; or

(b)	if this Global Note is index-linked, an amount to be calculated by the Calculation Agent named above, in accordance with the redemption calculation, a copy of which is attached to this Global Note and/or is available for inspection at the office of the Principal Paying Agent referred to below, together (in any case) with interest thereon at the rate and at the times (if any) specified herein.

All such payments shall be made in accordance with an amended and restated note agency agreement (the “Agency Agreement”) dated 11th October, 2002 between the Issuer and Citibank, N.A., as principal paying agent and issue agent (in such capacities, the “Principal Paying Agent” and the “Issue Agent”, respectively) and Dexia Banque Internationale à Luxembourg S.A. as paying agent (together with the Principal Paying Agent, the “Paying Agents”), a copy of which is available for inspection at the office of the Principal Paying Agent at 5 Carmelite Street, London EC4Y 0PA, and subject to and in accordance with the terms and conditions set forth below. All such payments shall be made upon presentation and either surrender or endorsement, as the case may be, of this Global Note at the office of the Principal Paying Agent referred to above by transfer to an account denominated in the currency specified above maintained by the bearer in the principal financial centre in the country of that currency (or, in the case of a Global Note denominated in euro, in Brussels, Frankfurt, Paris or Luxembourg).

2.	This Global Note is issued in representation of an issue of Notes in the aggregate Principal Amount or Nominal Amount specified above.

3.	All payments in respect of this Global Note shall be made without set-off, counterclaim, fees, liabilities or similar deductions, and free and clear of, and without deduction or withholding for, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in the United Kingdom or any political subdivision or taxing authority of or in the United Kingdom (“Taxes”). If the Issuer or any agent thereof is required by any law or regulation of the United Kingdom to make any deduction or withholding for or on account of Taxes, the Issuer shall pay, to the extent permitted by applicable law or regulation, such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Global Note or the holder or beneficial owner of any interest herein or rights in respect hereof after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable:

(a)	to the bearer of this Global Note or the holder or beneficial owner of any interest herein or rights in respect hereof where such deduction or withholding is required by reason of the bearer, holder or owner having some connection with the jurisdiction imposing the Taxes other than the mere holding of and payment in respect of this Global Note;

(b)	in respect of any deduction or withholding which would not have been required but for the presentation by the bearer of this Global Note for payment on a date more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later;

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(c)	in respect of any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a Note;

(d)	by, or by a third party on behalf of, a bearer of this Global Note or the holder or beneficial owner of any interest herein or rights in respect hereof who would not be liable for or subject to the deduction or withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority;

(e)	where such deduction or withholding is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform, such Directive; or

(f)	where this Global Note is presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Global Note to another Paying Agent in a Member State of the European Union.

4.	The payment obligations of the Issuer represented by this Global Note constitute and at all times shall constitute a direct and unsecured obligation of the Issuer ranking pari passu with all present and future unsecured and unsubordinated indebtedness of the Issuer.

5.	If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day and the bearer of this Global Note or the holder or beneficial owner of any interest herein or rights in respect hereof shall not be entitled to any interest or other sums in respect of such postponed payment. “Payment Business Day”, as used herein, shall mean any day, other than a Saturday or a Sunday, which is both (a) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and in the place of payment for the relevant currency and (b) either (i) if the Specified Currency is any currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in both London and the principal financial centre of the country of the relevant Specified Currency or (ii) if the Specified Currency is euro, a day which is a TARGET Business Day; and “TARGET Business Day” means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, is open.

6.	This Global Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof (notwithstanding any notation of ownership or other writing hereon or notice of any previous loss or theft hereof).

7.	This Global Note is issued in respect of an issue of Notes of the Issuer and is exchangeable in whole (but not in part only) for duly executed and authenticated bearer Notes in definitive form (whether before, on or, subject as provided below, after the Maturity Date) on the tenth business day following presentation and surrender hereof during normal business hours to the Issuer at the above office of the Issue Agent (or to any other person or at any other office outside the United States as may be designated in writing by the Issuer to the bearer). Upon such surrender, the Issue Agent shall authenticate and deliver, in exchange for this Global Note, bearer definitive notes denominated in the relevant currency in an aggregate principal amount or nominal amount (as applicable) equal to the Principal Amount or Nominal Amount (as applicable) of this Global Note.

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8.	If (a) Euroclear S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) or any other clearing system through which any interest in this Global Note is held are closed for a continuous period of 14 days (other than by reason of public holidays) and/or (b) default is made in the payment referred to above, the Issuer hereby undertakes that, upon presentation and surrender of this Global Note during normal business hours on or after such event to the Issuer at the above offices of the Issue Agent it will issue to the bearer duly executed and authenticated bearer Notes in the form referred to in the preceding paragraph in an aggregate Principal Amount or Nominal Amount (as applicable) equal to the Principal Amount or Nominal Amount (as applicable) of this Global Note.

9.	If, upon any such default and following such surrender, definitive Notes are not issued in full exchange for this Global Note before 5.00 p.m. (London time) on the thirtieth day after surrender, this Global Note (including the obligation hereunder to issue definitive Notes) will become void and the bearer will have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under a deed of covenant dated 11th October, 2002 (the “Deed of Covenant”), entered into by the Issuer).

10.	If this is an interest bearing Global Note, then:

(a)	notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this Global Note falling due for payment prior to the above-mentioned Maturity Date remains unpaid on the fifteenth day after falling so due, the amount referred to in part (a) or (b) (as the case may be) of paragraph 1 shall be payable on such fifteenth day; and

(b)	upon each payment of interest (if any) prior to the Maturity Date in respect of this Global Note, the Schedule hereto shall be duly completed by a Paying Agent to reflect such payment.

11.	If this is a fixed rate interest bearing Global Note, interest shall be calculated on the Principal Amount or Nominal Amount (as applicable) as follows:

(a)	interest shall be payable on the Principal Amount or Nominal Amount (as applicable) in respect of each successive Interest Period (as defined below) from (and including) the Issue Date to (but excluding) the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this Global Note is denominated in Sterling or if market practice so dictates (as determined by the Calculation Agent), 365 days at the Interest Rate specified above with the resulting figure being rounded to the nearest cent. in the case of euro and otherwise to the nearest amount of the Specified Currency which is available as legal tender in the country of the Specified Currency (with halves being rounded upwards or otherwise in accordance with applicable market convention); and

(b)	the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is an “Interest Period” for the purposes of this paragraph.

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12.	If this is a floating rate interest bearing Global Note, interest shall be calculated on the Principal Amount or the Nominal Amount (as applicable) as follows:

(A)	(a)	if this Global Note specifies LIBOR as the Reference Rate, interest shall be payable on the Principal Amount or the Nominal Amount (as applicable) in respect of each successive Interest Period (as defined below) from (and including) the Interest Commencement Date to (but excluding) the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this Global Note is denominated in Sterling or if market practice so dictates (as determined by the Calculation Agent), 365 days at a rate (the “Rate of Interest”) determined on the following basis:

(i)	on the first day of each Interest Period (if this Global Note is denominated in Sterling) or, if this Global Note is denominated in euro, the second TARGET Business Day (as defined in paragraph 5 above) before the beginning of each Interest Period or, if this Global Note is denominated in any other currency, the second London Business Day (as defined below) before the beginning of each Interest Period (each a “LIBOR Interest Determination Date”) the Calculation Agent will determine the offered rate for deposits in the Specified Currency in the London interbank market for the Interest Period concerned as at 11.00 a.m. (London time) on the LIBOR Interest Determination Date in question. Such offered rate will be that which appears on the display designated as page “LIBOR01” on the Reuters Screen (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of major banks for deposits in the Specified Currency for a duration approximately equal to the Interest Period). The Rate of Interest for such Interest Period shall be the Margin (expressed as a percentage rate per annum) above (if a positive number) or below (if a negative number) the rate which so appears, as determined by the Calculation Agent;

(ii)	if on any LIBOR Interest Determination Date for any reason such offered rate is unavailable, the Calculation Agent will request each of the Reference Banks to provide its offered quotation to leading banks in the London interbank market for deposits in the Specified Currency for a duration approximately equal to the Interest Period concerned as at 11.00 a.m. (London time) on the LIBOR Interest Determination Date in question. The Rate of Interest for such Interest Period shall be the Margin (expressed as a percentage rate per annum) above (if a positive number) or below (if a negative number) such quotation (if only one is provided) or the arithmetic mean (rounded, if necessary, up to the nearest four decimal places) of such quotations (if two or more are so provided), as determined by the Calculation Agent; and

(iii)	if the Calculation Agent is unable to determine the Rate of Interest for an Interest Period in accordance with (i) or (ii) above, the Rate of Interest for such Interest Period shall be the Rate of Interest in effect for the last preceding Interest Period to which (i) or (ii) above shall have applied;

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(b)	the Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on each LIBOR Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable (the “Amount of Interest”) for one Note of each Denomination for the relevant Interest Period. The Amount of Interest shall be calculated by applying the Rate of Interest to the Principal Amount or the Nominal Amount (as applicable) of one Note of each Denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 or, if this Global Note is denominated in Sterling, or, if market practice so dictates (as determined by the Calculation Agent) by 365 and rounding the resulting figure to the nearest cent. in the case of euro or otherwise to the nearest amount of the Specified Currency which is available as legal tender in the country of the Specified Currency (with halves being rounded upwards). The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent shall (in the absence of manifest error or fraud) be final and binding upon all parties;

(c)	as used above, “London Business Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

(B)	(a)	If this Global Note specifies EURIBOR as the Reference Rate, interest shall be payable on the Principal Amount or the Nominal Amount (as applicable) in respect of each successive Interest Period (as defined below) from (and including) the Interest Commencement Date to (but excluding) the Maturity Date only, in arrears on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days at a rate (the “Rate of Interest”) determined on the following basis:

(i)	on the second TARGET Business Day (as defined in paragraph 5 above) before the beginning of each Interest Period (each a “EURIBOR Interest Determination Date”) the Calculation Agent will determine the European Interbank Offered Rate for deposits in euro for the Interest Period concerned as at 11.00 a.m. (Brussels time) on the EURIBOR Interest Determination Date in question. Such offered rate will be that which appears on the display designated as page “EURIBOR” on the Reuters Screen (or such other page or service as may replace it for the purpose of displaying European Interbank Offered Rates of prime banks in the euro-zone (as defined below) for deposits in euro for a duration approximately equal to the Interest Period). The Rate of Interest for such Interest Period shall be the Margin (expressed as a percentage rate per annum) above (if a positive number) or below (if a negative number) the rate which so appears, as determined by the Calculation Agent;

(ii)	if on any EURIBOR Interest Determination Date for any reason such offered rate is unavailable, the Calculation Agent will request the principal euro-zone office of each of the Reference Banks to provide its offered quotation to leading banks in the euro-zone interbank market for deposits in euro for a duration approximately equal to the Interest Period concerned as at 11.00 a.m. (Brussels time) on the EURIBOR Interest Determination Date in question. The Rate of Interest for such EURIBOR Interest Period shall be the Margin (expressed as a percentage rate per annum) above (if a positive number) or below (if a negative number) such quotation (if only one is provided) or the arithmetic mean (rounded, if necessary, up to the nearest four decimal places) of such quotations (if two or more are so provided), as determined by the Calculation Agent; and

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(iii)	if the Calculation Agent is unable to determine the Rate of Interest for an Interest Period in accordance with (i) or (ii) above, the Rate of Interest for such Interest Period shall be the Rate of Interest in effect for the last preceding Interest Period to which (i) or (ii) above shall have applied;

For the purposes of this Global Note, “euro-zone” means the region comprised of the countries whose lawful currency is the euro;

(b)	the Calculation Agent will, as soon as practicable after 11.00 a.m. (Brussels time) on each EURIBOR Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable (the “Amount of Interest”) for one Note of each Denomination for the relevant Interest Period. The Amount of Interest shall be calculated by applying the Rate of Interest to the Principal Amount or the Nominal Amount (as applicable) of one Note of each Denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360, and rounding the resulting figure to the nearest cent. in the case of euro or otherwise to the nearest amount of the Specified Currency which is available as legal tender in the country of the Specified Currency (with halves being rounded upwards). The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent shall (in the absence of manifest error or fraud) be final and binding upon all parties;

(C)	a certificate of the Calculation Agent as to the Rate of Interest payable hereon for any Interest Period shall be conclusive and binding as between the Issuer and the bearer hereof;

(D)	the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is called an “Interest Period” for the purposes of this paragraph; and

(E)	the Issuer will procure that a notice specifying the Rate of Interest payable in respect of each Interest Period be given as soon as practicable after the determination of the Rate of Interest. Such notice will be delivered to the bearer of this Global Note or, if that is not possible, it will be published in the Financial Times or in another leading London daily newspaper.

13.	If this Global Note is index-linked as to interest, interest shall be calculated on the Principal Amount or Nominal Amount (as applicable) by the Calculation Agent named above, in accordance with the interest calculation, a copy of which is attached to this Global Note and/or is available for inspection at the office of the Principal Paying Agent.

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14.	If this Global Note is denominated in Australian dollars, New Zealand dollars, Hong Kong dollars or Japanese yen:

(a)	instructions for payment must be received at the office of the Principal Paying Agent together with this Global Note at least two business days (which shall be days on which commercial banks are open for business in London and in the principal financial centre in the country of the relevant currency) prior to the relevant payment date; and

(b)	notwithstanding the provisions of paragraphs 11, 12 and 13 above, interest (if any) will accrue from the Interest Commencement Date specified above.

15.	If this Global Note is denominated in any currency other than United States dollars, Sterling or any other currency not specified in paragraph 14 above, instructions for payment must be received at the office of the Principal Paying Agent together with this Global Note at least one business day (which shall be a day on which commercial banks are open for business in London and in the principal financial centre in the country of the relevant currency) prior to the relevant payment date.

16.	This Global Note shall not be validly issued unless manually authenticated by Citibank, N.A. as Issue Agent.

17.	This Global Note is governed by, and shall be construed in accordance with, English law.

18.	No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

AUTHENTICATED by CITIBANK, N.A. without recourse, warranty or liability and for authentication purposes only	Signed in facsimile on behalf of REUTERS GROUP PLC

By:	By:

(Authorised Signatory)	(Authorised Signatory)

*By:

(Authorised Signatory)

*	Only required for Sterling issues.

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SCHEDULE

Payments of Interest

The following payments of interest in respect of this Global Note have been made:

Date Made	Payment From	Payment To	Amount Paid	Notation on behalf of Paying Agent

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Pro-forma Redemption/Interest Calculation
(Index-Linked Global Note)

This is the Redemption/Interest Calculation relating to the attached index-linked Global Note:

Calculation Date:

Calculation Agent:

Minimum Redemption
Amount (per Note):	£100,000 or equivalent (applicable only to a Note the proceeds of which are accepted by the Issuer in the United Kingdom)

Redemption/Interest Amount:	to be calculated by the Calculation Agent as follows:

[Insert particulars of index and redemption/interest calculation]

Confirmed:

For: REUTERS GROUP PLC

Note:	The Calculation Agent is required to notify the Principal Paying Agent for the Notes of the Redemption/Interest Amount immediately upon completing its calculation of the same.

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Form of Multicurrency Definitive Note
(Interest Bearing/Discounted/Index-Linked)

REUTERS GROUP PLC
(incorporated with limited liability in England and Wales
and with company registration number 3296375)

THIS DEFINITIVE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. NEITHER THIS DEFINITIVE NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS DEFINITIVE NOTE IS BEING OFFERED AND SOLD OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN RELIANCE UPON REGULATION S UNDER THE SECURITIES ACT. TERMS USED IN THIS PARAGRAPH HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S.

No.:	Series No.:

Issued in London on:	Maturity Date:

Specified Currency:	Principal Amount:[1] (words and figures if a Sterling Note)

Nominal Amount:[2] (words and figures if a Sterling Note)	Calculation Agent:[2] (Index-Linked Notes)

Minimum Redemption Amount: [£100,000 (one hundred thousand pounds) or equivalent]	Fixed Interest Rate:[3]

Margin:[4]	Calculation Agent:[4] (Floating Rate Notes)

Reference Banks:[4]	Interest Payment Dates:[5]

Interest Commencement Date:[6]	Reference Rate: LIBOR/EURIBOR[7]

1.	For value received, Reuters Group PLC (the “Issuer”) promises to pay to the bearer of this Note on the above-mentioned Maturity Date:

(a)	the above Principal Amount; or

(b)	if this Note is index-linked, an amount to be calculated by the Calculation Agent named above, in accordance with the redemption calculation, a copy of which is attached to this Note and/or is available for inspection at the office of the Principal Paying Agent referred to below,

1	Complete for Notes other than Index Linked Notes.
2	Complete for Index Linked Notes only
3	Complete for Fixed Rate Interest Bearing Notes only.
4	Complete for Floating Rate Interest Bearing Notes Only.
5	Complete for Interest Bearing Notes if interest is payable before Maturity Date.
6	Complete for Interest Bearing Notes denominated in Australian dollars, New Zealand dollars, Hong Kong dollars or Japanese Yen only.
7	Delete as appropriate. The Reference Rate should always be LIBOR unless the Note is denominated in euro and the Issuer and the relevant Dealer agree EURIBOR should be used instead.

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together (in any case) with interest thereon at the rate and at the times (if any) specified herein.

All such payments shall be made in accordance with an amended and restated note agency agreement (the “Agency Agreement”) dated 11th October, 2002 between the Issuer and Citibank, N.A., as principal paying agent and issue agent (in such capacities, the “Principal Paying Agent” and the “Issue Agent”, respectively) and Dexia Banque Internationale à Luxembourg S.A., as paying agent (together with the Principal Paying Agent, the “Paying Agents”), a copy of which is available for inspection at the office of the Principal Paying Agent at 5, Carmelite Street, London EC4Y 0PA, and subject to and in accordance with the terms and conditions set forth below. All such payments shall be made upon presentation and either surrender or endorsement, as the case may be, of this Note at the office of the Principal Paying Agent referred to above by transfer to an account denominated in the currency specified above maintained by the bearer in the principal financial centre in the country of that currency (or, in the case of a Note denominated in euro, in Brussels, Frankfurt, Paris or Luxembourg).

2.	All payments in respect of this Note shall be made without set-off, counterclaim, fees, liabilities or similar deductions, and free and clear of, and without deduction or withholding for, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in the United Kingdom or any political subdivision or taxing authority of or in the United Kingdom (“Taxes”). If the Issuer or any agent thereof is required by any law or regulation of the United Kingdom to make any deduction or withholding for or on account of Taxes, the Issuer shall pay, to the extent permitted by applicable law or regulation, such additional amounts as shall be necessary in order that the net amounts received by the bearer of this Note after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable:

(a)	to the bearer of this Note where such deduction or withholding is required by reason of the bearer having some connection with the jurisdiction imposing the Taxes other than the mere holding of and payment in respect of this Note;

(b)	in respect of any deduction or withholding which would not have been required but for the presentation by the bearer of this Note for payment on a date more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later;

(c)	in respect of any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a Note;

(d)	by, or by a third party on behalf of, a bearer of this Note or the holder or beneficial owner of any interest herein or rights in respect hereof who would not be liable for or subject to the deduction or withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority;

(e)	where such deduction or withholding is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

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(f)	where this Note is presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note to another Paying Agent in a Member State of the European Union.

3.	The payment obligations of the Issuer represented by this Note constitute and at all times shall constitute direct and unsecured obligations of the Issuer ranking pari passu with all present and future unsecured and unsubordinated indebtedness of the Issuer.

4.	If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day and the bearer of this Note shall not be entitled to any interest or other sums in respect of such postponed payment. “Payment Business Day”, as used herein, shall mean any day, other than a Saturday or a Sunday, which is both (a) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and in the place of payment for the relevant currency (b) either (i) if the Specified Currency is any currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in both London and the principal financial centre of the country of the relevant Specified Currency or (ii) if the Specified Currency is euro, a day which is a TARGET Business Day; and. “TARGET Business Day” means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, is open.

5.	This Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof (notwithstanding any notation of ownership or other writing hereon or notice of any previous loss or theft hereof).

6.      If this is an interest bearing Note, then:

(a)	notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this Note falling due for payment prior to the above-mentioned Maturity Date remains unpaid on the fifteenth day after falling so due, the amount referred to in part (a) or (b) (as the case may be) of paragraph 1 shall be payable on such fifteenth day; and

(b)	upon each payment of interest (if any) prior to the Maturity Date in respect of this Note, the Schedule hereto shall be duly completed by a Paying Agent to reflect such payment.

7.	If this is a fixed rate interest bearing Note, interest shall be calculated on the Principal Amount or Nominal Amount (as applicable) as follows:

(a)	interest shall be payable on the Principal Amount or Nominal Amount (as applicable) in respect of each successive Interest Period (as defined below) from (and including) the Issue Date to (but excluding) the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this Note is denominated in Sterling, or if market practice so dictates (as determined by the Calculation Agent), 365 days at the Interest Rate specified above with the resulting figure being rounded to the nearest cent. in the case of euro and otherwise to the nearest amount of the Specified Currency which is available as legal tender in the country of the Specified Currency (with halves being rounded upwards or otherwise in accordance with applicable market convention); and

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(b)	the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is an “Interest Period” for the purposes of this paragraph.

8.	If this is a floating rate interest bearing Note, interest shall be calculated on the Principal Amount or the Nominal Amount (as applicable) as follows:

(A)	(a)	if this Note specifies LIBOR as the Reference Rate, interest shall be payable on the Principal Amount or the Nominal Amount (as applicable) in respect of each successive Interest Period (as defined below) from (and including) the Interest Commencement Date to (but excluding) the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this Note is denominated in Sterling or if market practice so dictates (as determined by the Calculation Agent), 365 days at a rate (the “Rate of Interest”) determined on the following basis:

(i)	on the first day of each Interest Period (if this Note is denominated in Sterling) or, if this Note is denominated in euro, the second TARGET Business Day (as defined in paragraph 5 above) before the beginning of each Interest Period or, if this Global Note is denominated in any other currency, the second London Business Day (as defined below) before the beginning of each Interest Period (each a “LIBOR Interest Determination Date”) the Calculation Agent will determine the offered rate for deposits in the Specified Currency in the London interbank market for the Interest Period concerned as at 11.00 a.m. (London time) on the LIBOR Interest Determination Date in question. Such offered rate will be that which appears on the display designated as page “LIBOR01” on the Reuters Screen (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of major banks for deposits in the Specified Currency for a duration approximately equal to the Interest Period). The Rate of Interest for such Interest Period shall be the Margin (expressed as a percentage rate per annum) above (if a positive number) or below (if a negative number) the rate which so appears, as determined by the Calculation Agent;

(ii)	if on any LIBOR Interest Determination Date for any reason such offered rate is unavailable, the Calculation Agent will request each of the Reference Banks to provide its offered quotation to leading banks in the London interbank market for deposits in the Specified Currency for a duration approximately equal to the Interest Period concerned as at 11.00 a.m. (London time) on the LIBOR Interest Determination Date in question. The Rate of Interest for such Interest Period shall be the Margin (expressed as a percentage rate per annum) above (if a positive number) or below (if a negative number) such quotation (if only one is provided) or the arithmetic mean (rounded, if necessary, up to the nearest four decimal places) of such quotations (if two or more are so provided), as determined by the Calculation Agent; and

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(iii)	if the Calculation Agent is unable to determine the Rate of Interest for an Interest Period in accordance with (i) or (ii) above, the Rate of Interest for such Interest Period shall be the Rate of Interest in effect for the last preceding Interest Period to which (i) or (ii) above shall have applied;

(b)	the Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on each LIBOR Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable (the “Amount of Interest”) for one Note of each Denomination for the relevant Interest Period. The Amount of Interest shall be calculated by applying the Rate of Interest to the Principal Amount or the Nominal Amount (as applicable) of one Note of each Denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 or, if this Note is denominated in Sterling, or, if market practice so dictates (as determined by the Calculation Agent) by 365 and rounding the resulting figure to the nearest cent. in the case of euro or otherwise to the nearest amount of the Specified Currency which is available as legal tender in the country of the Specified Currency (with halves being rounded upwards). The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent shall (in the absence of manifest error or fraud) be final and binding upon all parties;

(c)	as used above, “London Business Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

(B)	(a)	If this Global Note specifies EURIBOR as the Reference Rate, interest shall be payable on the Principal Amount or the Nominal Amount (as applicable) in respect of each successive Interest Period (as defined below) from (and including) the Interest Commencement Date to (but excluding) the Maturity Date only, in arrears on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days at a rate (the “Rate of Interest”) determined on the following basis:

(i)	on the second TARGET Business Day (as defined in paragraph 5 above) before the beginning of each Interest Period (each a “EURIBOR Interest Determination Date”) the Calculation Agent will determine the European Interbank Offered Rate for deposits in euro for the Interest Period concerned as at 11.00 a.m. (Brussels time) on the EURIBOR Interest Determination Date in question. Such offered rate will be that which appears on the display designated as page “EURIBOR” on the Reuters Screen (or such other page or service as may replace it for the purpose of displaying European Interbank Offered Rates of prime banks in the euro-zone (as defined below) for deposits in euro for a duration approximately equal to the Interest Period). The Rate of Interest for such Interest Period shall be the Margin (expressed as a percentage rate per annum) above (if a positive number) or below (if a negative number) the rate which so appears, as determined by the Calculation Agent;

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(ii)	if on any EURIBOR Interest Determination Date for any reason such offered rate is unavailable, the Calculation Agent will request the principal euro-zone office of each of the Reference Banks to provide its offered quotation to leading banks in the euro-zone interbank market for deposits in euro for a duration approximately equal to the Interest Period concerned as at 11.00 a.m. (Brussels time) on the EURIBOR Interest Determination Date in question. The Rate of Interest for such EURIBOR Interest Period shall be the Margin (expressed as a percentage rate per annum) above (if a positive number) or below (if a negative number) such quotation (if only one is provided) or the arithmetic mean (rounded, if necessary, up to the nearest four decimal places) of such quotations (if two or more are so provided), as determined by the Calculation Agent; and

(iii)	if the Calculation Agent is unable to determine the Rate of Interest for an Interest Period in accordance with (i) or (ii) above, the Rate of Interest for such Interest Period shall be the Rate of Interest in effect for the last preceding Interest Period to which (i) or (ii) above shall have applied;

For the purposes of this Global Note, “euro-zone” means the region comprised of the countries whose lawful currency is the euro;

(b)	the Calculation Agent will, as soon as practicable after 11.00 a.m. (Brussels time) on each EURIBOR Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable (the “Amount of Interest”) for one Note of each Denomination for the relevant Interest Period. The Amount of Interest shall be calculated by applying the Rate of Interest to the Principal Amount or the Nominal Amount (as applicable) of one Note of each Denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360, and rounding the resulting figure to the nearest cent. in the case of euro or otherwise to the nearest amount of the Specified Currency which is available as legal tender in the country of the Specified Currency (with halves being rounded upwards). The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent shall (in the absence of manifest error or fraud) be final and binding upon all parties;

(C)	a certificate of the Calculation Agent as to the Rate of Interest payable hereon for any Interest Period shall be conclusive and binding as between the Issuer and the bearer hereof;

(D)	the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is called an “Interest Period” for the purposes of this paragraph; and

(E)	the Issuer will procure that a notice specifying the Rate of Interest payable in respect of each Interest Period be given as soon as practicable after the determination of the Rate of Interest. Such notice will be delivered to the bearer of this Note or, if that is not possible, it will be published in the Financial Times or in another leading London daily newspaper.

9.	If this Note is index-linked as to interest, interest shall be calculated on the Principal Amount or Nominal Amount (as applicable) by the Calculation Agent named above, in accordance with the interest calculation, a copy of which is attached to this Note and/or is available for inspection at the office of the Principal Paying Agent.

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10.	If this Note is denominated in Australian dollars, New Zealand dollars, Hong Kong dollars or Japanese yen:

(a)	instructions for payment must be received at the office of the Principal Paying Agent referred to above together with this Note at least two business days (which shall be days on which commercial banks are open for business in London and in the principal financial centre in the country of the relevant currency) prior to the relevant payment date; and

(b)	notwithstanding the provisions of paragraphs 7, 8 and 9 above, interest (if any) will accrue from the Interest Commencement Date specified above.

11.	If this Note is denominated in any currency other than United States dollars, Sterling or any other currency specified in paragraph 10 above, instructions for payment must be received at the office of the Principal Paying Agent together with this Note at least one business day (which shall be a day on which commercial banks are open for business in London and in the principal financial centre in the country of the relevant currency) prior to the relevant payment date.

12.	This Note shall not be validly issued unless manually authenticated by Citibank, N.A. as Issue Agent.

13.	This Note is governed by, and shall be construed in accordance with, English law.

14.	No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

AUTHENTICATED by CITIBANK, N.A. without recourse, warranty or liability and for authentication purposes only	Signed in facsimile on behalf of REUTERS GROUP PLC

By:	By:

(Authorised Signatory)	(Authorised Signatory)

*By:

(Authorised Signatory)

*	Only required for Sterling issues.

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SCHEDULE

Payments of Interest

The following payments of interest in respect of this Note have been made:

Date Made	Payment From	Payment To	Amount Paid	Notation on behalf of Paying Agent

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Pro-forma Redemption/Interest Calculation
(Index-Linked Note)

This is the Redemption/Interest Calculation relating to the attached index-linked Note:

Calculation Date:

Calculation Agent:

Minimum Redemption
Amount (per Note):	£100,000 or equivalent (applicable only to a Note the proceeds of which are accepted by the Issuer in the United Kingdom)

Redemption/Interest Amount:	to be calculated by the Calculation Agent as follows:

[Insert particulars of index and redemption/interest calculation]

Confirmed:

For: REUTERS GROUP PLC

Note:	The Calculation Agent is required to notify the Principal Paying Agent for the Notes of the Redemption/Interest Amount immediately upon completing its calculation of the same.

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SIGNATORIES

The Issuer

REUTERS GROUP PLC

By:	D J GRIGSON

Address:	85 Fleet Street London EC4P 4AJ

Telephone:	+44 20 7542 4734
Facsimile:	+44 20 7542 5404

Attention:	Group Treasurer

The Issue Agent and Principal Paying Agent

CITIBANK, N.A.

By:	MARNE LIDSTER

Address:	5 Carmelite Street London EC4Y OPA

Telephone:	+44 20 7500 1738
Telex No:	896581 CITIUK G
Facsimile:	+44 20 7500 1482

Attention:	ECP Desk

The Other Paying Agent

DEXIA BANQUE INTERNATIONALE A LUXEMBOURG S.A

By:	MARNE LIDSTER

Address:	69, route d’Esch L-2953 Luxembourg

Telephone:	+352 45901
Telex No:	3826 BILLUX
Facsimile:	+352 4590 4227

Attention:	Documentation, Fiscal & Listing Agencies